UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2007

Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

On March 23, 2007, Rockwood Specialties Group, Inc. (the “Company”), a subsidiary of Rockwood Holdings, Inc., entered into the fourth amendment (the “Fourth Credit Amendment”) to the credit agreement, dated as of July 30, 2004 (as amended by the First Amendment, dated as of October 8, 2004, by the Second Amendment dated as of December 10, 2004, and by the Third Amendment, dated as of December 13, 2005, the “Credit Agreement”), among the Company, as US Borrower, Rockwood Specialties Limited, as UK Borrower, Rockwood Specialties International, Inc., as Guarantor, the lenders party thereto, Credit Suisse (formerly known as Credit Suisse First Boston), acting through its Cayman Islands Branch, as Administrative Agent and as Collateral Agent, and UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents. The Fourth Credit Amendment, among other items, (i) provides for approximately €269.3 million of new tranche G loans, the proceeds of which were used to repay in full the outstanding borrowings under the tranche F term loans, (ii) permits the Company to repay its outstanding 10.625% Senior Subordinated Notes due 2011 (the “2011 Notes”) any time on or after May 15, 2007 without a corresponding repayment of term loans under the Credit Agreement, and (iii) resets substantially all of the baskets contained in the negative covenants and elsewhere in the Credit Agreement. The Company effectively reduced the interest rate on the tranche F term loans by 50 basis points by refinancing the tranche F term loans with new tranche G term loans. The Company did not incur any additional borrowings under the Fourth Credit Amendment. The Fourth Credit Amendment is filed as Exhibit 10.1 to this report.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2007, the Company entered into the Fourth Credit Amendment to borrow approximately €269.3 million of new tranche G loans as described under Item 1.01. The proceeds from the new tranche G loans were used to repay in full the outstanding borrowings under the tranche F term loans. The Company’s and Rockwood Specialties Limited’s aggregate borrowings under the Credit Agreement, as amended by the Fourth Credit Amendment, consist of approximately $1,122.1 million and approximately €442.2 million of term loans, as well as approximately $250 million of availability under the revolving credit facility. The interest rate per year on the tranche G term loans is Adjusted EURIBOR plus 2.25%, subject to a step-down determined by reference to a performance test, as compared to Adjusted EURIBOR plus 2.75% on the tranche F term loans that were refinanced. The tranche G term loans will amortize, consistent with the tranche F term loans, on a semi-annual basis commencing on July 30, 2007 and mature on July 30, 2012 with amortization prior to the maturity date to be at nominal percentages. All other terms of the Credit Agreement remain substantially the same as they were prior to the Fourth Credit Amendment.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1

Fourth Amendment, dated as of March 23, 2007, to the Credit Agreement dated as of July 30, 2004 and as amended by the First Amendment dated as of October 8, 2004, by the Second Amendment dated as of December 10, 2004, and by the Third Amendment, dated as of December 13, 2005, among Rockwood Specialties Group, Inc., Rockwood Specialties Limited, Rockwood Specialties International, Inc., the lenders party thereto, Credit Suisse (formerly known as Credit Suisse First Boston), acting through its Cayman Islands Branch, as Administrative Agent and as Collateral Agent, UBS Securities LLC and Goldman Sachs Credit Partners L.P., as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	/s/ MICHAEL W. VALENTE
Name: Michael W. Valente
Title: Assistant Secretary

Rockwood Specialties Group, Inc.

By:	/s/ MICHAEL W. VALENTE
Name: Michael W. Valente
Title: Assistant Secretary

Dated:  March 27, 2007